GIBRALTAR ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS
EPS: GAAP up 11%, Adjusted up 23% on Flat Sales
Backlog at $412 Million, up 15% Sequentially, up 1% vs. Prior Year
Continued Strong Cash Flow Generation
Increasing 2023 EPS Outlook; Reaffirming 2023 Net Sales Outlook

Buffalo, New York, August 2, 2023 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three-month period ended June 30, 2023.

“We executed well in the quarter, building on our momentum from the beginning of the year. Our end market fundamentals remain solid with our order backlog up 15% sequentially and 1% versus prior year. On an adjusted basis, operating income improved 18%, EPS improved 23%, and we generated 20% free cash flow. Given our first half performance and current outlook for the second half of the year, we are raising our adjusted EPS guidance range 12% - 13% and reaffirming our net sales outlook and expect continued strong cash flow generation,” stated Chairman and CEO Bill Bosway.
Second Quarter 2023 Consolidated Results

	Three Months Ended June 30,
$Millions, except EPS	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$364.9	$366.9	(0.5)%	$364.1	$364.2	0.0%
Net Income	$30.7	$29.3	4.8%	$36.3	$31.5	15.2%
Diluted EPS	$1.00	$0.90	11.1%	$1.18	$0.96	22.9%

Net sales were flat, driven by the acquisition of Quality Aluminum Products, completed in the third quarter of 2022, along with organic growth in the Residential and Infrastructure segments. Offsetting growth were market price adjustments in the Residential segment, continued channel inventory right-sizing, and project delays in the Renewables and Agtech segments related to solar module availability, project permitting, and project rescoping.
GAAP earnings increased to $30.7 million, or $1.00 per share. Adjusted net income increased 15.2% to $36.3 million, or $1.18 per share, and adjusted EPS increased 22.9% driven by solid execution in all segments. Free cash flow to net sales of 20.0% was driven by improved margin performance and working capital management.

Adjusted measures exclude charges for restructuring initiatives, acquisition-related items, senior leadership transition costs and the results of the processing business, as further described in the appended reconciliation of adjusted financial measures.

Second Quarter Segment Results

Renewables

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$77.5	$101.5	(23.6)%	$77.5	$101.5	(23.6)%
Operating Income	$5.9	$6.8	(13.2)%	$9.1	$7.1	28.2%
Operating Margin	7.6%	6.7%	90 bps	11.7%	7.0%	470 bps

Net sales were down 23.6% as module supply and local permitting delays impacted project timing of contracted and active projects. New order bookings continued to accelerate from the beginning of the year with order backlog up 16.7% sequentially and 6.3% versus prior year. Solar module supply remains a challenge but continues to improve as additional module importers come up the Uyghur Forced Labor Prevention Act (UFLPA) importation learning curve.
Adjusted operating margin increased 470 basis points versus prior year as the team continued to execute well across the business. Management expects to deliver improved sales and margin performance in the second half of the year as module supply improves further.

Residential

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$228.2	$200.2	14.0%	$228.2	$200.2	14.0%
Operating Income	$44.0	$35.7	23.2%	$44.0	$37.0	18.9%
Operating Margin	19.3%	17.8%	150 bps	19.3%	18.5%	80 bps

Net sales increased 14.0%, with organic sales contributing 1.3% and the acquisition of Quality Aluminum Products adding 12.7%. Organic growth was driven by participation gains across the business, which helped offset the year-over-year impact of market price adjustments made in prior quarters in response to lower commodity prices and some remaining channel inventory right-sizing.
Adjusted operating income improved 18.9% with increased volume, improved alignment of price/cost, implementation of additional 80/20 initiatives, and favorable product line mix. Operating margin expanded 80 basis points and management expects solid performance to continue in the second half of the year.
Agtech

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$35.0	$43.7	(19.9)%	$34.3	$40.9	(16.1)%
Operating Income	$(1.1)	$1.5	NMF	$3.3	$2.7	22.2%
Operating Margin	(3.2)%	3.5%	(670) bps	9.5%	6.7%	280 bps

Net sales on an adjusted basis were down 16.1% as the commercial business experienced customer delays in project starts. New orders in the produce business helped increase backlog 16.2% sequentially, which is expected to drive improved sales in the second half of 2023.
Adjusted operating margin improved 280 basis points driven by 80/20 initiatives, supply chain optimization initiatives, and improvement in project management systems. Margin performance is expected to be solid for the rest of the year.
During the quarter, Gibraltar elected to exit the processing equipment business, resulting in a GAAP operating loss in the segment. This liquidation is underway and expected to be substantially completed during the third quarter of 2023.

Infrastructure

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2023	2022	Change	2023	2022	Change
Net Sales	$24.2	$21.5	12.6%	$24.2	$21.5	12.6%
Operating Income	$5.8	$2.9	100.0%	$5.8	$2.9	100.0%
Operating Margin	24.1%	13.4%	1070 bps	24.1%	13.4%	1070 bps

Net sales and order backlog increased 12.6% and 46.1% respectively driven by strong end market demand and market participation gains. The Infrastructure Investment and Jobs Act continues to provide a strong tailwind for the market and management expects positive momentum to continue in the second half of the year.
Adjusted operating income doubled and adjusted operating margins improved 1,070 basis points driven by strong execution, 80/20 productivity, supply chain efficiency, and product line mix.
Business Outlook
Mr. Bosway concluded, “We delivered solid results in the first half, and we expect this momentum to continue as we enter the second half. As a result, we are raising our EPS guide and are reaffirming our 2023 net sales outlook, and expect to deliver growth, improved profitability, and better cash flow versus last year.”
Gibraltar is raising its guidance for earnings for the full year 2023. GAAP EPS is now expected to range between $3.46 and $3.66, compared to $2.56 in 2022, and adjusted EPS is now expected to range between $3.90 and $4.10, compared to $3.40 in 2022. The outlook for consolidated net sales is unchanged, between $1.36 billion and $1.41 billion, compared to $1.38 billion in 2022.
Second Quarter 2023 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2023. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, our ability to continue to improve operating margins, our ability to translate our backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, increases in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) each a non-GAAP financial measure. Adjusted net sales reflects the removal of net sales associated with our Processing business, which is in the process of being liquidated. Adjusted net income, operating income and margin excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs and the operating losses generated by our processing business which is in the process of being liquidated. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes depreciation, amortization and stock compensation. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flows provides meaningful supplemental data to investors that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

Reconciliations of non-GAAP measures related to full-year 2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$364,914	$366,949	$658,181	$684,814
Cost of sales	268,175	276,678	484,513	529,699
Gross profit	96,739	90,271	173,668	155,115
Selling, general, and administrative expense	53,662	50,132	101,221	93,781
Income from operations	43,077	40,139	72,447	61,334
Interest expense	1,308	656	2,799	1,141
Other (income) expense	(509)	281	(906)	434
Income before taxes	42,278	39,202	70,554	59,759
Provision for income taxes	11,555	9,895	18,732	14,996
Net income	$30,723	$29,307	$51,822	$44,763

Net earnings per share:
Basic	$1.01	$0.90	$1.69	$1.37
Diluted	$1.00	$0.90	$1.68	$1.36
Weighted average shares outstanding:
Basic	30,554	32,585	30,725	32,748
Diluted	30,684	32,660	30,846	32,843

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,621	$17,608
Accounts receivable, net of allowance of $4,849 and $3,746, respectively	266,487	217,156
Inventories, net	159,542	170,360
Prepaid expenses and other current assets	18,320	18,813
Total current assets	462,970	423,937
Property, plant, and equipment, net	106,130	109,584
Operating lease assets	25,041	26,502
Goodwill	511,961	512,363
Acquired intangibles	131,925	137,526
Other assets	550	701
	$1,238,577	$1,210,613
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$155,464	$106,582
Accrued expenses	82,746	73,721
Billings in excess of cost	54,838	35,017
Total current liabilities	293,048	215,320
Long-term debt	9,790	88,762
Deferred income taxes	47,024	47,088
Non-current operating lease liabilities	18,502	19,041
Other non-current liabilities	19,903	18,303
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,194 and 34,060 shares issued and outstanding in 2023 and 2022	342	340
Additional paid-in capital	327,927	322,873
Retained earnings	679,800	627,978
Accumulated other comprehensive loss	(4,115)	(3,432)
Cost of 3,770 and 3,199 common shares held in treasury in 2023 and 2022	(153,644)	(125,660)
Total stockholders’ equity	850,310	822,099
	$1,238,577	$1,210,613

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$51,822	$44,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,665	12,677
Stock compensation expense	5,056	4,125
Exit activity (recoveries) costs, non-cash	(23)	1,198
Provision for deferred income taxes	179	29
Other, net	2,680	2,666
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(54,979)	(40,473)
Inventories	12,130	(33,616)
Other current assets and other assets	4,069	(1,612)
Accounts payable	48,327	(10,501)
Accrued expenses and other non-current liabilities	31,168	21,288
Net cash provided by operating activities	114,094	544
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	554	—
Purchases of property, plant, and equipment, net	(5,284)	(11,202)
Net cash used in investing activities	(4,730)	(11,202)
Cash Flows from Financing Activities
Proceeds from long-term debt	40,800	120,500
Long-term debt payments	(120,000)	(51,000)
Purchase of common stock at market prices	(28,770)	(53,468)
Net cash (used in) provided by financing activities	(107,970)	16,032
Effect of exchange rate changes on cash	(381)	(1,074)
Net increase in cash and cash equivalents	1,013	4,300
Cash and cash equivalents at beginning of year	17,608	12,849
Cash and cash equivalents at end of period	$18,621	$17,149

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,2023
	As Reported In GAAP Statements	Restructuring Charges	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$77,459	$—	$—	$—	$77,459
Residential	228,234	—	—	—	228,234
Agtech	35,028	—	—	(765)	34,263
Infrastructure	24,193	—	—	—	24,193
Consolidated sales	364,914	—	—	(765)	364,149

Income from operations
Renewables	5,908	2,997	148	—	9,053
Residential	43,959	—	—	—	43,959
Agtech	(1,117)	156	11	4,222	3,272
Infrastructure	5,828	—	—	—	5,828
Segments Income	54,578	3,153	159	4,222	62,112
Unallocated corporate expense	(11,501)	—	42	24	(11,435)
Consolidated income from operations	43,077	3,153	201	4,246	50,677

Interest expense	1,308	—	—	—	1,308
Other (income) expense	(509)	—	—	559	50
Income before income taxes	42,278	3,153	201	3,687	49,319
Provision for income taxes	11,555	857	53	569	13,034
Net income	$30,723	$2,296	$148	$3,118	$36,285
Net income per share - diluted	$1.00	$0.08	$—	$0.10	$1.18

Operating margin
Renewables	7.6%	3.9%	0.2%	—%	11.7%
Residential	19.3%	—%	—%	—%	19.3%
Agtech	(3.2)%	0.4%	—%	12.1%	9.5%
Infrastructure	24.1%	—%	—%	—%	24.1%
Segments Margin	15.0%	0.9%	—%	1.2%	17.1%
Consolidated	11.8%	0.9%	0.1%	1.2%	13.9%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2022
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$101,549	$—	$—	$—	$101,549
Residential	200,245	—	—	—	200,245
Agtech	43,680	—	—	(2,748)	40,932
Infrastructure	21,475	—	—	—	21,475
Consolidated sales	366,949	—	—	(2,748)	364,201

Income from operations
Renewables	6,829	68	215	—	7,112
Residential	35,664	1,295	—	—	36,959
Agtech	1,542	97	—	1,109	2,748
Infrastructure	2,887	—	—	—	2,887
Segments Income	46,922	1,460	215	1,109	49,706
Unallocated corporate expense	(6,783)	174	—	—	(6,609)
Consolidated income from operations	40,139	1,634	215	1,109	43,097

Interest expense	656	—	—	—	656
Other expense	281	—	—	100	381
Income before income taxes	39,202	1,634	215	1,009	42,060
Provision for income taxes	9,895	398	52	245	10,590
Net income	$29,307	$1,236	$163	$764	$31,470
Net income per share - diluted	$0.90	$0.03	$0.01	$0.02	$0.96

Operating margin
Renewables	6.7%	0.1%	0.2%	—%	7.0%
Residential	17.8%	0.6%	—%	—%	18.5%
Agtech	3.5%	0.2%	—%	2.5%	6.7%
Infrastructure	13.4%	—%	—%	—%	13.4%
Segments Margin	12.8%	0.4%	0.1%	0.3%	13.6%
Consolidated	10.9%	0.4%	0.1%	0.3%	11.8%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2023
	As Reported In GAAP Statements	Restructuring Charges	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$136,664	$—	$—	$—	$136,664
Residential	407,729	—	—	—	407,729
Agtech	70,880	—	—	(3,279)	67,601
Infrastructure	42,908	—	—	—	42,908
Consolidated sales	658,181	—	—	(3,279)	654,902

Income from operations
Renewables	8,177	2,934	180	—	11,291
Residential	73,468	114	—	—	73,582
Agtech	1,213	717	37	4,857	6,824
Infrastructure	8,542	—	—	—	8,542
Segments Income	91,400	3,765	217	4,857	100,239
Unallocated corporate expense	(18,953)	(19)	63	24	(18,885)
Consolidated income from operations	72,447	3,746	280	4,881	81,354

Interest expense	2,799	—	—	—	2,799
Other (income) expense	(906)	—	—	1,027	121
Income before income taxes	70,554	3,746	280	3,854	78,434
Provision for income taxes	18,732	997	73	590	20,392
Net income	$51,822	$2,749	$207	$3,264	$58,042
Net income per share - diluted	$1.68	$0.09	$—	$0.11	$1.88

Operating margin
Renewables	6.0%	2.1%	0.1%	—%	8.3%
Residential	18.0%	—%	—%	—%	18.0%
Agtech	1.7%	1.0%	0.1%	6.9%	10.1%
Infrastructure	19.9%	—%	—%	—%	19.9%
Segments Margin	13.9%	0.6%	—%	0.7%	15.3%
Consolidated	11.0%	0.6%	—%	0.7%	12.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2022
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Related Items	Portfolio Management	Adjusted Financial Measures
Net Sales
Renewables	$180,332	$—	$—	$—	$180,332
Residential	379,730	—	—	—	379,730
Agtech	86,108	—	—	(4,571)	81,537
Infrastructure	38,644	—	—	—	38,644
Consolidated sales	684,814	—	—	(4,571)	680,243

Income from operations
Renewables	(155)	2,385	605	—	2,835
Residential	69,099	1,582	—	—	70,681
Agtech	1,573	88	—	3,634	5,295
Infrastructure	4,068	(63)	—	—	4,005
Segments Income	74,585	3,992	605	3,634	82,816
Unallocated corporate expense	(13,251)	449	7	—	(12,795)
Consolidated income from operations	61,334	4,441	612	3,634	70,021

Interest expense	1,141	—	—	—	1,141
Other expense	434	—	—	100	534
Income before income taxes	59,759	4,441	612	3,534	68,346
Provision for income taxes	14,996	1,103	152	879	17,130
Net income	$44,763	$3,338	$460	$2,655	$51,216
Net income per share - diluted	$1.36	$0.10	$0.02	$0.08	$1.56

Operating margin
Renewables	(0.1)%	1.3%	0.3%	—%	1.6%
Residential	18.2%	0.4%	—%	—%	18.6%
Agtech	1.8%	0.1%	—%	4.2%	6.5%
Infrastructure	10.5%	(0.2)%	—%	—%	10.4%
Segments Margin	10.9%	0.6%	0.1%	0.5%	12.2%
Consolidated	9.0%	0.7%	0.1%	0.5%	10.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,2023
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$364,914	$77,459	$228,234	$35,028	$24,193
Less: Processing Net Sales	(765)	—	—	(765)	—
Adjusted Net Sales	$364,149	$77,459	$228,234	$34,263	$24,193

Net Income	30,723
Provision for Income Taxes	11,555
Interest Expense	1,308
Other Income	(509)
Operating Profit	43,077	5,908	43,959	(1,117)	5,828
Adjusted Measures*	7,600	3,145	—	4,389	—
Adjusted Operating Profit	50,677	9,053	43,959	3,272	5,828
Adjusted Operating Margin	13.9%	11.7%	19.3%	9.5%	24.1%
Adjusted Other Expense	—	—	—	—	—
Depreciation & Amortization	6,831	2,211	2,463	953	786
Stock Compensation Expense	3,462	233	309	181	56

Adjusted EBITDA	60,970	11,497	46,731	4,406	6,670
Adjusted EBITDA Margin	16.7%	14.8%	20.5%	12.9%	27.6%

Cash Flow - Operating Activities	76,049
Purchase of PPE, Net	(3,094)
Free Cash Flow	72,955
Free Cash Flow - % of Adjusted Net Sales	20.0%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Three Months Ended June 30, 2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$366,949	$101,549	$200,245	$43,680	$21,475
Less: Processing Net Sales	(2,748)	—	—	(2,748)	—
Adjusted Net Sales	$364,201	$101,549	$200,245	$40,932	$21,475

Net Income	29,307
Provision for Income Taxes	9,895
Interest Expense	656
Other Expense	281
Operating Profit	40,139	6,829	35,664	1,542	2,887
Adjusted Measures*	2,958	283	1,295	1,206	—
Adjusted Operating Profit	43,097	7,112	36,959	2,748	2,887
Adjusted Operating Margin	11.8%	7.0%	18.5%	6.7%	13.4%
Adjusted Other Expense	371	—	—	—	—
Depreciation & Amortization	6,341	2,113	2,025	1,013	792
Stock Compensation Expense	2,773	195	241	107	41

Adjusted EBITDA	51,840	9,420	39,225	3,868	3,720
Adjusted EBITDA Margin	14.2%	9.3%	19.6%	9.4%	17.3%

Cash Flow - Operating Activities	8,298
Purchase of PPE, Net	(6,800)
Free Cash Flow	1,498
Free Cash Flow - % of Adjusted Net Sales	0.4%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Six Months Ended June 30, 2023
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$658,181	$136,664	$407,729	$70,880	$42,908
Less: Processing Net Sales	(3,279)	—	—	(3,279)	—
Adjusted Net Sales	$654,902	$136,664	$407,729	$67,601	$42,908

Net Income	51,822
Provision for Income Taxes	18,732
Interest Expense	2,799
Other Income	(906)
Operating Profit	72,447	8,177	73,468	1,213	8,542
Adjusted Measures*	8,907	3,114	114	5,611	—
Adjusted Operating Profit	81,354	11,291	73,582	6,824	8,542
Adjusted Operating Margin	12.4%	8.3%	18.0%	10.1%	19.9%
Adjusted Other Expense	77	—	—	—	—
Depreciation & Amortization	13,665	4,390	4,956	1,907	1,566
Stock Compensation Expense	5,056	447	607	334	103

Adjusted EBITDA	99,998	16,128	79,145	9,065	10,211
Adjusted EBITDA Margin	15.3%	11.8%	19.4%	13.4%	23.8%

Cash Flow - Operating Activities	114,094
Purchase of PPE, Net	(5,284)
Free Cash Flow	108,810
Free Cash Flow - % of Adjusted Net Sales	16.6%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

	Six Months Ended June 30, 2022
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$684,814	$180,332	$379,730	$86,108	$38,644
Less: Processing Net Sales	(4,571)	—	—	(4,571)	—
Adjusted Net Sales	$680,243	$180,332	$379,730	$81,537	$38,644

Net Income	44,763
Provision for Income Taxes	14,996
Interest Expense	1,141
Other Expense	434
Operating Profit	61,334	(155)	69,099	1,573	4,068
Adjusted Measures*	8,687	2,990	1,582	3,722	(63)
Adjusted Operating Profit	70,021	2,835	70,681	5,295	4,005
Adjusted Operating Margin	10.3%	1.6%	18.6%	6.5%	10.4%
Adjusted Other Expense	524	—	—	—	—
Depreciation & Amortization	12,677	4,256	4,078	2,332	1,575
Less: Processing Business Depreciation & Amortization	(332)	—	—	(332)	—
Adjusted Depreciation & Amortization	12,345	4,256	4,078	2,000	1,575
Stock Compensation Expense	4,125	448	432	177	74
Less: SLT Related Stock Compensation Recovery	155	—	—	—	—
Adjusted Stock Compensation Expense	4,280	448	432	177	74

Adjusted EBITDA	86,122	7,539	75,191	7,472	5,654
Adjusted EBITDA Margin	12.7%	4.2%	19.8%	9.2%	14.6%

Cash Flow - Operating Activities	544
Purchase of PPE, Net	(11,202)
Free Cash Flow	(10,658)
Free Cash Flow - % of Adjusted Net Sales	(1.6)%

*Adjusted Measures details are presented on the corresponding Reconciliation of Adjusted Financial Measures